Exhibit 10.2

INTERCREDITOR AND SUBORDINATION AGREEMENT

This Intercreditor and Subordination Agreement (this “Agreement”), dated as of December 18, 2023, is entered into by and among CCUR Holdings, Inc., a Delaware corporation as the Collateral Agent under the Senior Credit Agreement (as defined below) (the “Lender”), and ACP Financing VII, Limited Liability Company, a Texas limited liability company, as Seller under the Installment Sale Agreement (as defined below) (in such capacity, the “Subordinated Creditor” or “ACP”).

RECITALS:

WHEREAS, each of IM Telecom LLC an Oklahoma limited liability company (“Infiniti”) and KonaTel Inc, a Delaware corporation (“Parent”; and together with Infiniti, individually, a “Borrower” and collectively, the “Borrowers”), pursuant to the Senior Credit Agreement, the Senior Secured Parties provide certain credit facilities and certain other financial accommodations to the Borrowers;

WHEREAS, concurrent with the entering of the Installment Sale Agreement between Subordinated Creditor, Borrower, Parent and certain other parties thereto are party to that certain Installment Sale Agreement, dated as of December 18, 2023 (the “Installment Sale Agreement”), which Installment Sale Agreement shall provide installment sale credit for the purchase of inventory and certain other financial accommodations to Infiniti; and

WHEREAS, each of the Lender and Subordinated Creditor are entering into this Agreement to induce (i) Senior Lender and the Senior Secured Parties under the Senior Credit Agreement to (a) consent to Infiniti and Parent entering into the Installment Sale Agreement and (b) continue to extend credit and certain other financial accommodations to Borrowers under the Senior Credit Agreement and the other Senior Documents.

NOW THEREFORE, in consideration of the premises and any loan or other credit extension now or hereafter made by Lender or any other Senior Secured Party to or for the benefit of Borrowers or the other Obligors, or made by to or for the benefit of the Subordinated Creditor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                   Definitions; Etc. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Senior Credit Agreement. In addition to the terms defined elsewhere herein, the following terms shall have the following respective meanings:

“ACP” shall have the meaning ascribed to it in the preamble.

“Collateral” means the “Collateral” as defined in the Senior Credit Agreement and any Senior Document or any other assets of any Obligor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a Senior Document as security for any Senior Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of Senior Lender or any Senior Secured Party.

“Collection Action” means (a) to declare due and payable, demand, sue for, take or receive from or on behalf of any one or more of the Obligors, by payment (in cash, property, by setoff or otherwise), set off or in any other manner, the whole or any part of any moneys that may now or hereafter be owing by any one or more of the Obligors with respect to the Subordinated Debt, (b) to initiate or participate with others in any Proceeding against any one or more of the Obligors to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) enforce any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to any of the Subordinated Debt Documents, (c) to accelerate any Subordinated Debt, (d) to exercise any put or similar option with respect to any Subordinated Debt or to cause any one or more of the Obligors to honor any redemption or mandatory prepayment obligation under any of the Subordinated Debt Documents, (e) to take as collateral security for the Subordinated Debt, or to take any action to enforce, any Lien upon any assets or property of any one or more of the Obligors, to take possession or control of any such assets or property or to exercise any right or remedy with respect to any such assets or property (including exercising voting rights in respect of equity interests comprising Collateral), (f) to commence (or join with another Person in commencing) any Proceeding to facilitate the actions described in clause (e), or (g) to file (or join with others in filing in the absence of joinder by Senior Lender and each Senior Secured Party, including the filing of any petition), commence or join (unless Senior Lender and each Senior Secured Party shall have joined or shall concurrently join therein) any Proceeding.

“Code” means the United States Bankruptcy Code, as amended from time to time.

“DIP Financing” shall have the meaning ascribed to it in Section 4(d) below.

“Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Obligor or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property.

“Exercise Period” shall have the meaning ascribed to it in Section 19(a) below.

“Hedging Obligations” shall have the meaning set forth in the definition of Senior Debt.

“Installment Sale Agreement” shall have the meaning ascribed to it in the Recitals.

“Junior Adequate Protection Liens” shall have the meaning ascribed to it in Section 4(f) below.

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“Letter of Credit Obligations” shall have the meaning set forth in the definition of Senior Debt.

“Lien” means the “Lien” as defined in the Senior Credit Agreement.

“Obligors” means the Loan Parties, each other Person which has granted a security interest pursuant to any Senior Document to secure any Senior Obligations, each other Person which has granted a security interest pursuant to any Subordinated Debt Document to secure any Subordinated Obligations, each other Person which has guaranteed all or any portion of the Senior Obligations, and, each other Person which has guaranteed all or any portion of the Subordinated Obligations.

“Paid in Full” means, with respect to the Senior Debt, such time when (a) the aggregate amount of all Senior Debt (including, all Hedging Obligations) has been paid in full in cash (or other consideration acceptable to Senior Lender in its sole discretion); provided that Hedging Obligations or Letter of Credit Obligations shall have been cash collateralized in the amounts required under the Senior Documents, and Senior Lender and each Senior Secured Party has received satisfactory indemnity for items such as bounced checks and other matters that may arise after termination of the Senior Documents, except for contingent indemnification obligations to the extent no claim giving rise thereto has been asserted or, in the reasonable opinion of Senior Lender, is likely to be asserted. For the avoidance of doubt such unasserted contingent indemnification claims shall not include (i) Hedging Obligations, (ii) principal, interest and fees, and (iii) each Obligor’s contingent obligation to reimburse Senior Lender and each Senior Secured Party for any drawing under or other amounts due with respect to a letter of credit, and (b) all commitments and obligations of Senior Lender and each Senior Secured Party to make Loans, issue letters of credit, interest rate or other swaps or other extensions of credit or financial accommodations under the Senior Documents have been terminated.

“Permitted Payments” means (a) regularly scheduled monthly payments pursuant to the terms of the Subordinated Debt Documents (or as amended in accordance with Section 10(b) of this Agreement) (b) any interest, charges or other fees accruing on the aforementioned payments and (c) the issuance of Reorganization Subordinated Securities.

“Pre-Closing Period” shall have the meaning ascribed to it in Section 19(b) below.

“Proceeding” means any receivership, conservatorship, general meeting of creditors, insolvency, restructuring or case filed under the Code, assignment for the benefit of creditors or any proceeding or action by or against any one or more of the Obligors for any relief under the Code, any insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, dissolution, liquidation, compositions or extensions, or the appointment of any receiver, intervenor or conservator of, or trustee, or similar officer for, any one or more of the Obligors or any substantial part of its or their respective properties or assets, including, without limitation, proceedings under the Code, or under other federal, state or local statute, laws, rules and regulations, all whether now or hereafter in effect.

“Purchase Notice” shall have the meaning ascribed to it in Section 19(a) below.

“Reorganization Subordinated Securities” means any debt or equity securities of any Obligor that are distributed to the Subordinated Creditor in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or adjustment and that (a) are subordinated in right of payment to the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt, (b) do not have the benefit of any obligation of any person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least

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the same benefit of the obligation of such person and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Senior Debt.

“Secured Claim” means a “secured claim” within the meaning of such term in Section 506(a) of the Code (as presently in effect).

“Senior Adequate Protection Liens” shall have the meaning ascribed to it in Section 4(f) below.

“Senior Covenant Default” means any “Event of Default” under the Senior Documents (other than a Senior Payment Default).

“Senior Credit Agreement” means, collectively, that certain Note Purchase Agreement, dated as of June 14, 2022, by and among Borrowers, and the Lender parties thereto from time to time, as amended, restated, renewed, supplemented or otherwise modified as of the date hereof, and as from time to time amended, restated, renewed, supplemented or otherwise modified from time to time from and after the date hereof at the option of the parties thereto subject to the restrictions thereon contained herein, and any successor to or replacement or refinancing of such agreement with respect to the credit facilities evidenced thereby by any Senior Secured Party, Senior Lender or any other lender or group of lenders, as each such successor or replacement may from time to time be entered into, amended, renewed, supplemented or otherwise modified subject to the restrictions thereon contained herein, including any loan or credit agreement or order authorizing or documenting debtor in possession financing by Senior Lender or any Senior Secured Party or such other lenders in a Proceeding.

“Senior Debt” means, collectively, but without duplication, all existing and future (a) Obligations (as defined in the Senior Credit Agreement), and all principal of the Notes (as defined in the Senior Credit Agreement) and of any DIP Financing, interest on the foregoing (including interest that accrues after the commencement of a Proceeding of any Obligor, whether or not allowed or allowable as a claim in any such Proceeding), and other extensions of credit under the Senior Documents, including DIP Financing in a Proceeding by Senior Lender, any Senior Secured Party or any other lender or group of lenders including Senior Lender, (b) bankers acceptances, interest rate swap, cap, floor or collar agreements, overdraft and similar obligations arising in connection with cash management services, obligations arising under any treasury management agreement, currency agreements, currency spot, foreign exchange and forward contracts or similar arrangements or agreements providing for the transfer or mitigation of interest or currency risks either generally or under specific contingencies (collectively, “Hedging Obligations”), and (c) any and all other costs, fees, indemnifications, damage claims, expenses (including, without limitation, fees and expenses of attorneys, consultants and advisors) and other amounts payable by any one or more of the Obligors under the Senior Documents.

“Senior Default” shall mean any Senior Payment Default or Senior Covenant Default.

“Senior Default Notice” shall mean a written notice from Senior Lender to Subordinated Creditor, with a copy sent to the Loan Parties in accordance with the Senior Credit Agreement, pursuant to which Subordinated Creditor is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default and states that it is a “Senior Default Notice” within the meaning of this Agreement that is intended to commence a payment blockage period under this Agreement.

“Senior Documents” means, collectively, the Senior Credit Agreement, the Guarantee and Security

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Agreement, each swap contract relating to a Hedging Obligation, and each and every note, instrument, security agreement, pledge agreement, guaranty agreement, mortgage, deed of trust, indemnity deed of trust, loan agreement, hypothecation agreement, indemnity agreement, letter of credit, letter of credit application, assignment, bankers acceptance, interest rate swap, cap, floor or collar agreement, overdraft obligation, currency agreement, currency spot, foreign exchange and forward contract or similar arrangement or agreements providing for the transfer or mitigation of interest or currency risks either generally or under specific contingencies, or any other document (whether similar or dissimilar to any of the foregoing) heretofore, now or hereafter executed and delivered by any one or more of the Obligors or any other Person, singly or jointly with such Person or Persons, in connection with the Senior Debt or to or for the benefit of Senior Lender or any Senior Secured Party, all as originally executed and as amended, modified, restated, extended, renewed, refinanced or replaced from time to time, and any agreements, documents and instruments entered into in connection with a refunding, refinancing, or replacement of all or any Senior Debt, whether by the same or any other group of lenders, as such agreements may be amended, modified, restated, renewed, refinanced or replaced or otherwise modified from time to time in accordance with terms of this Agreement.

“Senior Payment Default” means any “Event of Default” under the Senior Documents resulting from the failure of Borrower to pay, when due or declared due, any principal, interest, fees or other obligations under the Senior Documents, including, without limitation, any default in payment of Senior Debt after acceleration thereof.

“Senior Secured Parties” means the “Collateral Agent” as defined in the Senior Credit Agreement.

“Subordinated Creditor” has the meaning ascribed to it in the preamble of this Agreement.

“Subordinated Debt” means, collectively, all indebtedness owed by one (1) or more of the Obligors to the Subordinated Creditor, whether now existing or hereafter created or acquired, including, without limitation, all principal, interest and premium (if any), expenses, fees and other amounts owing under the Subordinated Debt Documents.

“Subordinated Debt Default” means a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting the Subordinated Creditor to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt.

“Subordinated Debt Default Notice” means a written notice from Subordinated Creditor to Senior Lender pursuant to which Senior Lender is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of the Subordinated Debt Default.

“Subordinated Debt Documents” means, collectively, (a) the Installment Sale Agreement and all Purchase Orders (as defined in the Installment Sale Agreement) issued by Infiniti to the Subordinated Creditor for the purchase of inventory and (b) all other documents, agreements and instruments entered into by any of the parties to any of the foregoing in replacement of or connection therewith, in each case as originally executed and as amended, modified, extended, renewed, refinanced or replaced from time to time in accordance with the terms of this Agreement.

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2.                     Subordination.

(a)                All Subordinated Debt is hereby made expressly subordinate and junior to all Senior Debt to the extent and in the manner set forth in this Agreement, and Subordinated Creditor hereby subordinates to Senior Lender and the Senior Secured Parties any security interest or Lien that Subordinated Creditor may have or may acquire in any property of any of the Obligors and agrees not to take any Collection Action except as provided in this Agreement, in each case until such Senior Debt is Paid in Full. The payment by any one or more of the Obligors of any and all Subordinated Debt shall be subordinate and subject in priority and right of payment, to the extent and in the manner hereinafter set forth, to the Senior Debt until such Senior Debt is Paid in Full.

(b)                The Senior Creditors and the Subordinated Creditor agree that it is their intention that, although the Liens securing their respective claims are separate and distinct, the Collateral securing the Senior Obligations and the Subordinated Obligations be identical. Until all Senior Debt shall have been Paid In Full, (i) the Subordinated Creditor agrees that it shall not acquire or hold any Lien on any property of any Obligor (or any subsidiary thereof) or any other Person to secure any Subordinated Debt which property is not also subject to the Lien of the Senior Secured Parties under the Senior Debt Documents, and (ii) each Obligor agrees not to grant any Lien on any of its property, or permit any of its subsidiaries or any other Person to grant a Lien on any of its property in favor of the Subordinated Creditor unless it, or such subsidiary, has granted a similar Lien on such Property in favor of the Senior Secured Parties under the Senior Debt Documents. If the Subordinated Creditor shall nonetheless acquire any Lien on any property to secure the Subordinated Debt, which property is not also subject to a Lien in favor of the Senior Secured Parties to secure the Senior Debt, then Subordinated Creditor shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any Subordinated Debt Document, also hold and be deemed to have held such Lien for the benefit of the Senior Secured Parties as security for the Senior Debt subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover hereunder to the extent otherwise required hereunder (subject to the priorities set forth herein).

3.                     Payment Limitations.

(a)                Subordinated Creditor hereby agrees Subordinated Creditor will not, directly or indirectly ask, demand, sue for, take or receive from any Obligor, and each Obligor party hereto hereby agrees that it shall not remit, make or pay, directly or indirectly, in each case by setoff or in any other manner (whether in cash, property, securities or other form), the whole or any part of any of the Subordinated Debt (whether such amounts represent principal or interest, or obligations that are due or not due, direct or indirect, absolute or contingent) or any payment (whether of principal, interest or any other obligation) or other Distribution on the Subordinated Debt, including, without limitation, the taking of any negotiable instruments evidencing any of the Subordinated Debt, but excluding the accrual (but not payment) of default interest of up to fifteen percent (15%) per annum charged during the continuance of a Subordinated Debt Default on the Subordinated Debt, and the issuance of Reorganization Subordinated Securities. Notwithstanding the foregoing sentence, the Obligors may make and Subordinated Creditor may accept and retain, except as provided in Section 4, Permitted Payments, unless, at the time of and after giving effect to, such Permitted Payment:

(i)                 Subordinated Creditor shall have received a Senior Default Notice from Senior Lender stating that a Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived; or

(ii)               subject to paragraph (d) of this Section 3, (A) any Loan Party including Subordinated Creditor shall have received a Senior Default Notice from Senior Lender stating that

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a Senior Covenant Default exists, (B) each such Senior Covenant Default shall not have been cured or waived and (C) thirty (30) days shall not have elapsed since the date such Senior Default Notice was received by Subordinated Creditor; or

(iii)             the commencement of a Proceeding has occurred, in which case the provisions of Section 4 hereof shall apply.

(b)                The Obligors may resume Permitted Payments (and may make any Permitted Payments missed due to the application of paragraph (a) of this Section 3) in respect of the Subordinated Debt or any judgment with respect thereto:

(i)                 in the case of a Senior Payment Default referred to in clause (i) of paragraph (a) this Section 3, upon a waiver thereof; or

(ii)               in the case of a Senior Covenant Default referred to in clause (ii) of paragraph (a) of this Section 3, upon the earlier to occur of (A) the cure or waiver of all such Senior Covenant Defaults or (B) the expiration of such period of one hundred fifty (150) days.

(c)                No Senior Default shall be deemed to have been waived for purposes of this Section 3 unless and until the Obligors shall have received a written waiver from Senior Lender.

(d)                Notwithstanding any provision of this Section 3 to the contrary:

(i)                 the Obligors shall not be prohibited from making, and Subordinated Creditor shall not be prohibited from receiving Permitted Payments under clause (ii) of paragraph (a) of this Section 3 based on a Senior Default Notice solely referring to one or more Senior Covenant Defaults for more than an aggregate of one hundred fifty (150) days within any period of 360 consecutive days;

(ii)               no Senior Covenant Default existing on the date any Senior Default Notice is given pursuant to clause (ii) of paragraph (a) of this Section 3 shall be used as a basis for any subsequent Senior Default Notice; provided that a violation of the same covenant as of a later date shall constitute a separate and distinct Senior Covenant Default;

(iii)             no more than five (5) Senior Default Notices in the aggregate solely in respect of Senior Covenant Defaults may be issued during the term of this Agreement; and

(iv)              the failure of the Obligors to make any Distribution with respect to the Subordinated Debt by reason of the operation of this Section 3 shall not prevent the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents; provided that no Collection Action may be taken by Subordinated Creditor except as provided in this Agreement.

For the avoidance of doubt, delivery to Subordinated Creditor of a copy of the notice given by Senior Lender to any Obligor regarding (a) the occurrence of any Default or Event of Default under the Senior Documents (including any demand for payment of the Senior Debt following any such Default or Event of Default), (b) the acceleration of all or any portion of the Senior Debt, and (c) the assignment of all or any portion of the Senior Debt (together with the name and address of the assignee) shall not, unless expressly stated therein, be deemed to be a Senior Default Notice or to commence a payment blockage period.

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4.                    Proceedings. In the event of any Proceeding:

(a)                All Senior Debt shall first be Paid in Full before any Distribution (other than Reorganization Subordinated Securities), whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt.

(b)                Any Distribution (other than Reorganization Subordinated Securities), whether in cash, securities or other property, which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Lender (to be held and/or applied by Senior Lender in accordance with the terms of the Senior Documents) until all Senior Debt is Paid in Full. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Lender.

(c)                Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action, objection or other proceeding challenging the enforceability, validity, extent, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt. Senior Lender, individually and on behalf of the Senior Secured Parties, agrees not to initiate, prosecute or participate in any claim, action, objection or other proceeding challenging the enforceability, validity, extent, perfection or priority of the Subordinated Debt.

(d)                Subordinated Creditor, in their respective capacity as the holders of a Secured Claim, agrees that Senior Lender may consent to the use of cash collateral or provide (or consent to any other Person providing) financing to any Obligor or trustee (in each case, “DIP Financing”) on such terms and conditions and in such amounts as Senior Lender, in its sole discretion, may decide and, in connection therewith, each Obligor (or trustee) may grant to Senior Lender (or such other Person providing financing), liens and security interests upon all of its property, which liens and security interests (I) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Secured Parties (or such other Persons providing financing) during the Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Creditor on the property of any Obligor. If Senior Lender is granted adequate protection in the form of additional or replacement Collateral, Subordinated Creditor may seek adequate protection in the form of a Junior Adequate Protection Lien in accordance with Section 4(e) below, and neither Senior Lender nor any Senior Secured Party will object to or oppose the granting of such lien to Subordinated Creditor (provided that any failure of Subordinated Creditor to obtain such adequate protection shall not impair or otherwise affect the agreements, undertakings and consents of Subordinated Creditor pursuant to this Section 4(d)). In addition, Subordinated Creditor agree that they will not object to or oppose, and will consent to, a sale or other disposition of any property securing all or any part of the Senior Debt free and clear of security interests, liens or other claims of Subordinated Creditor under Section 363 of the Code or any other provision of the Code if Senior Lender has consented to such sale or disposition; provided, that Subordinated Creditor shall have the right to object to the further use of the net proceeds of such sale or other disposition unless such net proceeds are applied to reduce the amount of Senior Debt outstanding or any applicable carve-outs and payments of other obligations senior in priority to the Subordinated Debt. Subordinated Creditor shall not, directly or indirectly, seek to provide any financing in any Proceeding secured by liens equal or senior to the liens securing the Senior Debt without Senior Lender’s prior written consent. Any claim of Subordinated Creditor arising during a Proceeding shall constitute Subordinated Debt under this Agreement. Subordinated Creditor waives any claim they may now or hereafter have arising out of Senior Lender’s election, in any Proceeding instituted under the Code, of the application of Section 1111(b) (2) of the Code, the agreement of Senior Lender to

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any “carve-out” or the consent by Senior Lender to any borrowing or grant of a security interest under Section 364 of the Code by any Obligor, as debtor in possession. Subordinated Creditor, in their capacity as the holders of a Secured Claim, agree not to (1) assert any rights under Sections 362, 363 or 364 of the Code with respect to the Collateral, including any rights they may have to “adequate protection” of Subordinated Creditor’s interest in any Collateral in any Proceeding (except with respect to a Junior Adequate Protection Lien authorized by this section), (2) oppose or object to any adequate protection sought by or granted to Senior Lender or any Senior Secured Party with respect to the Collateral, (3) initiate or prosecute or join with any other Person to initiate or prosecute any claim, action, objection or other Proceeding opposing a motion by Senior Lender or any Senior Secured Party to lift the automatic stay, (4) seek the dismissal or conversion of a Proceeding, (5) seek the appointment of a trustee, receiver or examiner in a Proceeding, or (6) seek to have the automatic stay of Section 362 of the Code (or any similar stay under any other applicable law) lifted or modified with respect to the Collateral.

(e)                Notwithstanding anything in Section 4(d) to the contrary but subject to the other express provisions of this Agreement, in any Proceeding involving any Obligor, Subordinated Creditor may exercise rights and remedies generally available to holders of unsecured claims against such Obligor and otherwise in accordance with the Subordinated Debt Documents, as applicable, and applicable law to the extent not otherwise inconsistent with this Agreement. In furtherance of the foregoing, Subordinated Creditor shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under either the Code or applicable non-bankruptcy law, in each case if not otherwise inconsistent with this Agreement, including any right to object to the sale or use of property under Section 363 of the Code and/or any financing under Section 364 of the Code solely to the extent such objection could be asserted by the holder of an unsecured claim against any Obligor; provided, however, that in the exercise of such rights or interests, Subordinated Creditor shall not vote in favor of any plan of reorganization, or file any objection or other pleading, so as to (i) contest the validity of the Senior Debt or any Lien securing the Senior Debt, (ii) contest the rights of Senior Lender or any Senior Secured Party established in any Senior Document or the enforceability of any of the Senior Documents, (iii) contest the priority position of Senior Lender or each Senior Secured Party over Subordinated Creditor in the Collateral created by this Agreement or otherwise contest the obligations of Subordinated Creditor, (iv) otherwise provide for any terms that conflict with the terms of this Agreement unless Senior Lender and all Senior Secured Parties have approved such plan in writing (including, without limitation, objecting to the sale or use of property under Section 363 of the Code and/or any financing under Section 364 of the Code to the extent that Subordinated Creditor, in their capacity as secured creditors, are prohibited from doing so under Section 4(d) of this Agreement), or (v) take any position or action available only to a secured creditor or otherwise vote their claims in a manner, including any such position, action or vote which would have directly or indirectly any of the following effects: (1) effecting a cram-down of the Senior Debt over the rejection of the Senior Lender or Senior Secured Parties, (2) blocking current payment of any obligation in respect of Senior Debt, or (3) opposing or objecting to any sale or lease of any Collateral and/or sale of any Equity Interests that has been consented to by the holders of Senior Debt.

(f)                 Notwithstanding the foregoing provisions in Section 4(d), in any Proceeding, if Senior Lender is granted any “replacement liens” as adequate protection for its interest in the Collateral (“Senior Adequate Protection Liens”), Subordinated Creditor may seek (and Senior Lender shall not oppose) adequate protection of its interests in the Collateral, in the form of (i) replacement liens on the additional collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens, if granted, will be subordinate to all liens securing the Senior Debt (including, without limitation, the Senior Adequate Protection Liens and any “carve-out” agreed to by Senior Lender) and any liens securing debtor-in-possession financing provided by Senior

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Lender and Senior Secured Parties or by any other Person with the consent of Senior Lender and Senior Secured Parties on the same basis as the other liens securing the Subordinated Debt are so subordinated under this Agreement and (ii) superpriority claims under Section 507(b) of the Code (it being agreed and understood that any such claim under Section 507(b) of the Code shall constitute Subordinated Debt under this Agreement); provided, in all cases that Subordinated Creditor shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Code, in any stipulation and/or order granting such adequate protection, that any such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such junior superpriority claims.

(g)                Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Senior Lender in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Lender its Lender and attorney-in-fact to execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to ten (10) days before the expiration of the time to file any such proof of claim; provided, that Senior Lender shall have no obligation to execute, verify, deliver, and/or file, and no authority to vote, any such proof of claim.

(h)                The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lender, Senior Secured Parties, and Subordinated Creditor to the extent expressly provided herein even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

(i)                 The parties acknowledge and agree that (i) the claims and interests of Senior Lender and Senior Secured Parties under the Senior Documents are substantially different from the claims and interests of Subordinated Creditor under the Subordinated Debt Documents and (ii) such claims and interests should be treated as separate classes for purposes of Section 1122 of the Code. It is acknowledged and agreed that this Agreement shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Code.

(j)                 Subordinated Creditor shall not oppose or seek to challenge any claim by Senior Lender or any Senior Secured Party for allowance in any Proceeding of Senior Debt consisting of post-petition interest to the extent of the value of the Lien of Senior Lender on behalf of the Senior Secured Parties on the Collateral or any other Senior Secured Party’s Lien, without regard to the existence of the Liens of Subordinated Creditor on the Collateral.

5.                     Subordinated Debt Standstill Provisions.

(a)                Until the Senior Debt is Paid in Full, Subordinated Creditor shall not, without the prior written consent of Senior Lender, take any Collection Action with respect to the Subordinated Debt until the earliest to occur of the following and in any event no earlier than ten (10) days after Senior Lender’s receipt of written notice of Subordinated Creditor’s intention to take any such Collection Action:

(i)                 acceleration of all or any portion of the Senior Debt; provided, however, if, within sixty (60) days after any such acceleration of the Senior Debt, such acceleration is rescinded, then any acceleration of the Subordinated Debt shall also be deemed automatically

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rescinded and any Collection Action commenced by Subordinated Creditor shall also be immediately discontinued;

(ii)               the passage of one hundred fifty (150) days from the delivery of a Subordinated Debt Default Notice to Senior Lender if any Subordinated Debt Default described therein shall not have been cured or waived within such period so long as, at least 10 days prior to the date on which Subordinated Creditor intends to take such Collection Action, Senior Lender have received written notice from Subordinated Creditor (which notice may be given prior to the end of such one hundred fifty (150) day period) of Subordinated Creditor’s intention to take such Collection Action; provided that (A) if a Subordinated Default which is the subject of any such notice has been cured or waived within such one hundred fifty (150) day period, the applicable notice shall be deemed automatically rescinded and shall have no further force or effect and any acceleration in respect of such Subordinated Default shall be deemed automatically rescinded and any Collection Action commenced by Subordinated Creditor and Subordinated Creditor shall also be immediately discontinued, and (B) a Subordinated Default which, to the actual knowledge of Subordinated Creditor, exists at or prior to the giving of any such notice may not serve as the basis for a subsequent notice by Subordinated Creditor under this clause (ii); or

(iii)             a Proceeding involving any Obligor (other than any such Proceeding initiated by Subordinated Creditor).

(b)                Notwithstanding anything to the contrary contained in this Agreement or in any of the Subordinated Debt Documents, until the Senior Debt has been Paid in Full, Subordinated Creditor shall not, without the prior written consent of Senior Lender, take any Collection Action with respect to the Collateral or any property or assets of any Obligor securing the Subordinated Debt or take any Collection Action with respect to the Collateral if the Senior Lender has commenced and is diligently pursuing the collection of the Senior Debt and the enforcement or liquidation of the Collateral securing the Senior Debt; provided, that this sentence shall not be construed to limit or impair in any way the right of Subordinated Creditor to: (1) bid for, or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Person other than the Subordinated Creditor, so long as the Senior Debt is Paid in Full with the proceeds of such bid or a higher competing bid at such foreclosure, (2) join (but not control) any foreclosure or other judicial lien enforcement Proceeding with respect to the Collateral initiated by Senior Lender for the sole purpose of creating, perfecting, preserving or protecting such Subordinated Creditor’s security interest in the Collateral, (3) receive any remaining proceeds of Collateral after the Senior Debt has been Paid in Full, (4) file a claim, proof of claim or statement of interest with respect to all or any of the Subordinated Debt in any Proceeding, (5) file any responsive or defensive pleadings in opposition to any motion, claim, adversary Proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Creditor relating to the Subordinated Debt, in each case in accordance with the terms of this Agreement, (6) file any financing statement or amendment necessary to perfect or continue the perfection of the subordinated security interests of Subordinated Creditor, and (7) vote on any plan of reorganization, make other filings and make any arguments and motions in any Proceeding as authorized by Section 4 above.

(c)                Without limiting the provisions of Section 2, Section 3, or Section 4 above, (i) until the Senior Debt has been Paid in Full, all Distributions or other proceeds of Collection Actions and/or any Collateral obtained by Subordinated Creditor (other than Reorganization Subordinated Securities) shall in any event be held in trust by it for the benefit of Senior Lender and promptly be paid or delivered to Senior Lender in the form received, (ii) subject to the proviso to Section 5(b), if any disposition of any Collateral or any assets of any Obligor is permitted under the terms of the Senior Documents or is

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consented to by Senior Lender, in each case that results in the release of the security interests and liens securing the Senior Debt, Subordinated Creditor shall be deemed to have consented under the Subordinated Documents to such disposition free and clear of any security interests and liens securing the Subordinated Debt (excluding any portion of the proceeds of such Collateral remaining after the Payment in Full of the Senior Debt) and to have waived the provisions of the Subordinated Documents to the extent necessary to permit such disposition, and (iii) until the Senior Debt has been Paid in Full, neither Senior Lender nor any Senior Secured Party shall have any obligation whatsoever to account for, allocate or deliver to Subordinated Creditor any proceeds or distributions received by Senior Lender or such Senior Secured Party as a result thereof.

(d)                In the event any purchaser at a UCC sale or any other exercise of lender remedies, or any lender (or such lender’s affiliates) to whom Subordinated Creditor’s rights have been pledged obtains title to the rights of Subordinated Creditor under the Subordinated Debt Documents, Senior Lender hereby acknowledges and agrees that any such transfer shall not constitute a breach or default under the Senior Documents, provided such purchaser or lender (or lender affiliate) shall comply with each of the terms and conditions set forth in this Agreement as they apply to Subordinated Creditor as if such purchaser were the Subordinated Creditor, and such purchaser shall be deemed to have joined to this Agreement and assumed the obligations of the Subordinated Creditor hereunder.

6.                   Payments in Contravention of this Agreement; Subrogation. Any payment made by any one or more of the Obligors and received by Subordinated Creditor in violation of any provision of this Agreement shall be held in trust by Subordinated Creditor for Senior Lender and the Senior Secured Parties and shall be promptly delivered, in kind, to Senior Lender to the extent necessary to pay in full all Senior Debt in accordance with its terms. Upon all Senior Debt being Paid in Full, Subordinated Creditor shall be subrogated to all rights of Senior Lender and each Senior Secured Party to receive all further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full but only to the extent of payments on the Subordinated Debt paid to Senior Lender and any Senior Secured Party pursuant to this Agreement and subject to the terms of any other subordination or comparable agreement applicable to the Subordinated Debt. For purposes of Subordinated Creditor’s subrogation rights hereunder, payments to Senior Lender and any Senior Secured Party with respect to the Senior Debt that Subordinated Creditor would have been entitled to receive with respect to the Subordinated Debt but for the provisions of this Agreement shall not, as between any Obligor, its creditors (other than Senior Lender and any Senior Secured Party), Subordinated Creditor, be deemed payments with respect to the Senior Debt, but rather shall be deemed payments with respect to the Subordinated Debt, it being understood that the provisions of this Agreement are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holders of the Subordinated Debt, on the other hand.

7.                     Concerning Collateral in Control or Possession.

(a)                In the event that Subordinated Creditor takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any certificated securities or other Collateral for purposes of perfecting its liens and security interests therein, Subordinated Creditor shall promptly deliver same to Senior Lender, for the benefit of itself and the Senior Secured Parties, and, prior to such delivery, be deemed to be holding such Collateral also as representative for the Senior Lender and the Senior Secured Parties, solely for purposes of perfection of Senior Lender’s liens and security interests under the UCC; provided that Subordinated Creditor shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Senior Lender or Senior Secured Parties. It is understood and agreed that this Section 7(a) is intended solely to assure continuous perfection of the liens and security interests granted under the Senior Documents, and nothing in this Section 7(a) shall be

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deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement. The duties of Subordinated Creditor under this Section 7(a) shall be mechanical and administrative in nature, and Subordinated Creditor shall not have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the Senior Lender or Senior Secured Parties. Senior Lender, Subordinated Creditor, and the Loan Parties shall use commercially reasonable efforts to enter into, following the Closing Date, three-party control agreements with Lender covering any new deposit accounts of the Loan Parties that are established at any bank prior to or following the Closing Date (the “DACAs”), which shall be in form and substance reasonably satisfactory to Subordinated Creditor and Senior Lender. Following the execution and delivery of the New DACAs, Subordinated Creditor shall use commercially reasonable efforts to cooperate in the termination of the deposit account control agreements in place on the Closing Date (excluding any New DACAs).

(b)                In the event that Senior Lender takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any certificated securities or other Collateral for purposes of perfecting its liens and security interests therein, Senior Lender shall be deemed to be holding such certificated securities or other Collateral also as representative for the Subordinated Creditor, solely for purposes of perfection of their liens and security interests under the UCC; provided that Senior Lender shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Subordinated Creditor. Promptly following the Senior Debt being Paid in Full, Senior Lender shall, upon the request of Subordinated Creditor, deliver the remainder of the Collateral, if any, in its possession to Subordinated Creditor or its designee (except as may otherwise be required by applicable law or court order). It is understood and agreed that this Section 7(b) is intended solely to assure continuous perfection of the liens and security interests granted under the Subordinated Debt Documents, and nothing in this Section 7(b) shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement. The duties of Senior Lender under this Section 7(b) shall be mechanical and administrative in nature, and Senior Lender shall not have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the Subordinated Creditor.

8.                   Financing Statements. By the execution of this Agreement, Subordinated Creditor hereby authorizes Senior Lender to amend any financing statements filed by or on behalf of Subordinated Creditor against any Obligor as follows: “In accordance with a certain Intercreditor and Subordination Agreement by and among the Secured Party, the Debtor and Lender, the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of Lender, in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Lender.”

9.                   Cumulative Rights; No Waivers; Termination. Each and every right, remedy and power granted to Senior Lender and any Senior Secured Party hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted in this Agreement, or any Senior Document or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Lender and any Senior Secured Party, as applicable, from time to time, concurrently or independently and as often and in such order as Senior Lender and any Senior Secured Party, as applicable, may deem expedient. Any failure or delay on the part of Senior Lender or any Senior Secured Party in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of Senior Lender or any Senior Secured Party thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of Senior Lender or any Senior Secured Party hereunder shall be deemed to establish a custom or course of dealing or performance among the parties

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hereto. This Agreement is of a continuing nature, and it shall continue in force until all the Senior Debt is Paid in Full and thereafter as provided in Section 11.

10.                 Amendments.

(a)                Modifications to Senior Documents. Senior Lender and Senior Secured Parties may at any time and from time to time without the consent of or notice to Subordinated Creditor without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change any of the terms of, renew, extend, change the manner, time, place and terms of payment of, sell, exchange, release, increase, substitute, surrender, realize upon, modify, waive, alter, grant indulgences with respect to and otherwise deal with in any manner: all or any Senior Debt, all or any of the Senior Documents; all or any part of any Collateral or other property at any time securing all or any Senior Debt; or any Person at any time primarily or secondarily liable for all or any Senior Debt and/or any Collateral therefor, all as if this Agreement and any interest that Subordinated Creditor has in such property did not exist; provided that, without the prior written consent of Subordinated Creditor, Senior Lender and Senior Secured Parties shall not agree to any amendment modification or supplement to, or waiver or departure from, the Senior Documents the effect of which is to (a) increase the principal amount of the Senior Debt (other than in connection with the accrual or incurrence of any interest, fees, indemnities, costs or expenses) to an amount in excess of one hundred fifteen percent (115%) of the principal amount of the Obligations under the Senior Loan Documents as of the date hereof ,(b) increase the interest rate, unused line fee or letter of credit fee with respect to the Senior Debt by more than 300 basis points (except as a result of a change in the prime rate or other index set forth in the Senior Credit Agreement for the calculation of same), except in connection with the imposition of a default rate of interest and/or letter of credit fees of up to an additional five percent (5.0%) per annum in accordance with the terms of the Senior Documents, (c) extend the final maturity date of the Senior Debt (beyond the final maturity date of the Subordinated Debt), (d) add or make more restrictive any default or any covenant with respect to the Senior Debt or make any more restrictive change to any default or covenant, unless each applicable Obligor offers to make a corresponding amendment to the applicable Subordinated Debt Documents, (e) prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to, the Subordinated Debt in a manner that is more restrictive than the prohibitions and restrictions currently contained in the Senior Credit Agreement, or (f) subordinate the Senior Debt to any other indebtedness, except for DIP Financing, and Permitted Liens (as defined in the Senior Credit Agreement) and indebtedness secured by such Permitted Liens.

(b)                Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditor shall not, without the prior written consent of Senior Lender, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the Installment Sale Credit Amount or rate of interest on any of the Subordinated Debt, other than the imposition and accrual, but not payment in cash, of a default rate of interest of no more than fifteen percent (15%) of any amounts owed, including interest, charges and fees, according to the Subordinated Debt Documents (as in effect on the date hereof), (b) accelerate the amortization of any portion of the Subordinated Debt from the amortization currently set forth in the Subordinated Loan Agreement as in effect on the date hereof, (c) decrease the Installment Sale Period applicable to any contemporaneous Installment Sale to less than six (6) months, (d) add or make more restrictive any default, event of default or any covenant with respect to the Subordinated Debt or make any change to any default or any covenant which would have the effect of making such default or covenant more restrictive than currently set forth in the Installment Sale Agreement; provided, that if the Senior Documents are amended or otherwise modified to provide for additional covenants or events of default or to make more restrictive any existing

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covenants or events of default applicable to the Obligors, then Subordinated Creditor may, without the prior written consent of Senior Lender, amend the Subordinated Debt Documents to provide for such additional covenants or events of default or such more restrictive covenants or events of default, as the case may be, so long as, in each such case, any applicable cushion is maintained (determined on a percentage basis based on the relevant levels under the Senior Documents and the Subordinated Debt Documents on the date hereof), (e) change any redemption, put or prepayment provisions of the Subordinated Debt, (f) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (g) take or perfect any liens or security interests in any assets of any Obligor or any other obligor on the Subordinated Debt or any other Person unless Senior Lender, on behalf of itself and the other Senior Secured Parties, also has a lien and security interest on such assets, (h) cause any Person to be obligated, whether primarily, secondarily or otherwise, on the Subordinated Debt other than the Obligors, unless such Person also becomes so obligated on the Senior Debt, (i) subordinate the Subordinated Debt to any other indebtedness except as provided herein, or (j) change or amend any other term of the Installment Sale Agreement if such change or amendment would (1) result in a Default or Event of Default under the Senior Credit Agreement or any other Senior Document, (2) increase the obligation of any Obligor, or (3) confer additional material rights on Subordinated Creditor or otherwise be in any manner adverse to Senior Lender, any Senior Secured Party, or any Obligor, other than, in any case, as a result of an amendment permitted under clause (c) of this Section 10(b). In the event any purchaser at a UCC sale obtains title to the rights of Subordinated Creditor under the Subordinated Debt Documents, or such purchaser agrees to comply with the terms and conditions set forth in this Section 10(b) as they relate to any amendment, modification, or supplement to the Subordinated Debt Documents.

11.               Payment Set Aside. If, after receipt of any payment or application of the proceeds of any Collateral to payment of all or any Senior Debt, Senior Lender or any Senior Secured Party is compelled to surrender or voluntarily surrenders such payment or proceeds to any Person, because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, declared to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible setoff, diversion of trust funds, or any other void or voidable transfer or payment, or because of any settlement or compromise of such claim, then this Agreement shall be reinstated and shall continue to be in full force and effect, as if such payment or proceeds had not been received by Senior Lender or such Senior Secured Party, notwithstanding any revocation thereof, or the surrender of any promissory note, or the return or cancellation of any instrument or document relating to the Senior Credit Agreement or any Senior Document. Without limiting the generality of the foregoing, the Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the holders of the Senior Debt, on the one hand, and the holders of the Subordinated Debt, on the other hand, even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed in connection with any such Proceedings and the provisions hereof shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of the Senior Debt or any Lender, designee or nominee of such holder. This Section 11 shall survive the termination of this Agreement.

12.                 Waivers.

(a)                Subordinated Creditor expressly waives all notice of the acceptance by Senior Lender or any Senior Secured Party of the subordination and other provisions of this Agreement and all other notices whatsoever not specifically required pursuant to the terms of this Agreement, and expressly waives reliance by Senior Lender and any Senior Secured Party upon the subordination and other agreements as herein provided. Subordinated Creditor agrees that Senior Lender and each Senior Secured

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Party has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of any Senior Document, or the collectability of any Senior Debt. Senior Lender and each Senior Secured Party shall be entitled to manage and supervise its loans to and affairs with any one or more of the Obligors in accordance with applicable law and its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Subordinated Creditor may now or hereafter have in or to any of the assets of any one or more of the Obligors.

(b)                Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which any of them may have to object to, enjoin or otherwise obtain a judicial or administrative order preventing Senior Lender or any Senior Secured Party from taking, or refraining from taking, any action with respect to all or any part of the Collateral (including, without limitation, actions with respect to the creation, perfection or continuation of Liens in the Collateral and other security for the Senior Debt, actions with respect to the occurrence of any Default or Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or other party), with respect to any of the Senior Documents or any other agreement related thereto, or the exercise of one or more rights or remedies thereunder, or with respect to the collection of the Senior Debt or the valuation, use, protection or release of the Collateral and/or other security for the Senior Debt, the failure to enforce or collect any Senior Debt or Senior Document or exercise any rights or remedies thereunder or under applicable law. Subordinated Creditor agrees that Subordinated Creditor shall not demand, request, plead or otherwise claim the benefit of, any marshaling, foreclosure, appraisement, valuation or any other right contemplated at law or in equity (whether or not relating to notice, diligence, presentment, demand, protest, setoff, reliance, defense, counterclaim or election) that may otherwise be available to Subordinated Creditor with respect to Senior Lender or any Senior Secured Party or any of their rights and remedies with respect to the Collateral. Without limitation of the foregoing, Subordinated Creditor hereby agrees (a) Subordinated Creditor has no right to direct or object to the manner in which Senior Lender or any Senior Secured Party applies proceeds of the Collateral resulting from the exercise by Senior Lender or any Senior Secured Party of rights and remedies under the Senior Documents to the Senior Debt and (b) that none of Senior Lender or any Senior Secured Party has assumed any obligation to act as an agent or in any other representative capacity for Subordinated Creditor with respect to the Collateral except as expressly set forth below. In exercising rights and remedies with respect to the Collateral, Senior Lender and Senior Secured Parties may enforce the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of commercial reasonableness. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, Senior Lender shall give Subordinated Creditor such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.

13.               Information; Application of Payments. Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of each of the Obligors and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or the Subordinated Debt that diligent inquiry would reveal, and Subordinated Creditor hereby agrees that Senior Lender and each Senior Secured Party shall have no duty to advise Subordinated Creditor of information known to them regarding such condition or any such circumstances. In the event Senior Lender or any Senior Secured Party, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to

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Subordinated Creditor, Senior Lender and such Senior Secured Party shall be under no obligation (a) to provide any such information to Subordinated Creditor on any subsequent occasion, (b) to undertake any investigation or (c) to disclose any information that Senior Lender or such Senior Secured Party wishes to maintain as confidential. Subordinated Creditor hereby (i) agrees that all payments received by Senior Lender or any Senior Secured Party may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Debt, as Senior Lender or such Senior Secured Party, in its sole discretion, deems appropriate and (ii) assents to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of Collateral that may at any time secure the Senior Debt and to the addition or release of any Obligor or any other party or Person primarily or secondarily liable therefor. In the event Subordinated Creditor becomes obligated to make any payment to any one or more of the Obligors, Subordinated Creditor hereby irrevocably agrees that, except as provided in Section 3 above, Subordinated Creditor shall make such payment in cash or cash equivalents in accordance with the terms of the respective agreements governing such obligations, and without setoff or counterclaim of any kind including any setoff against the Subordinated Debt.

14.               No Fiduciary Relationship. Subordinated Creditor agrees that Senior Lender and each Senior Secured Party shall not be deemed or otherwise considered to be acting in any fiduciary capacity on behalf of Subordinated Creditor or the Subordinated Debt by virtue of this Agreement or otherwise.

15.               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Subordinated Creditor, each Obligor and their respective heirs, personal representatives, successors and assigns, and shall be binding upon and inure to the benefit of Senior Lender, Senior Secured Parties, and their respective successors and assigns. Subordinated Creditor, agrees, other than in connection with the Collateral Assignment of Installment Sale Agreement, not to sell, assign, pledge, grant a security interest in, dispose of or otherwise transfer all or any portion of any Subordinated Debt (i) without giving prior written notice of such action to Senior Lender, and (ii) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Senior Lender an agreement identical to this Agreement (but mutatis mutandis), providing for the continued subordination and forbearance of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Senior Lender and the Senior Secured Parties arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Subordinated Creditor. The Obligors shall not assign any of their rights or obligations under this Agreement without the prior written consent of Senior Lender, and Subordinated Creditor. This Agreement shall also inure to the benefit of each holder of Senior Debt that exists as a result of a refinancing of Senior Debt. Upon such event, each such other holder of Senior Debt shall be deemed to be Senior Lender for all purposes hereunder.

16.               Governing Law; Remedies. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES), AND ANY DISPUTE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES). In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would

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ordinarily apply. The parties hereto acknowledge that the provisions of this Agreement are unique and money damages may not provide an adequate remedy for any breach thereof, and each party may seek specific performance and other equitable remedies for any breaches under this Agreement.

17.               CONSENT TO JURISDICTION. SENIOR LENDER, SUBORDINATED CREDITOR AND THE OBLIGORS AGREE THAT ALL DISPUTES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND SENIOR LENDER, SUBORDINATED CREDITOR AND THE OBLIGORS WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, BUT SENIOR LENDER, SUBORDINATED CREDITOR AND THE OBLIGORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. SENIOR LENDER, SUBORDINATED CREDITOR AND THE OBLIGORS WAIVE IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

18.               MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

19.                 Purchase Option.

(a)                Purchase Notice. Within thirty (30) days after the date (such period being an “Exercise Period”), if any of the later of (i) the occurrence of an Event of Default under either the Senior Credit Agreement or the Installment Sale Agreement and notice thereof or (ii) receipt of notice of the occurrence of an Event of Default by Senior Lender or the Subordinated Creditor, Subordinated Creditor shall each have the option to purchase from Senior Secured Parties all (but not less than all) of the Senior Debt (including any unfunded commitments) by giving a written notice (the “Purchase Notice”) to Senior Lender prior to the expiration of such Exercise Period. The Purchase Notice from Subordinated Creditor to Senior Lender shall be irrevocable. If Subordinated Creditor fails to give a Purchase Notice within an Exercise Period, its rights under this Section 19 shall be terminated with respect to the events described in the notice triggering such Exercise Period. If Subordinated Creditor provide a Purchase Notice within the Exercise Period, Subordinated Creditor’s Purchase Notice shall be effective if its purchase consummates on or before the date specified in the Purchase Notice. Such Exercise Period shall run concurrent with the standstill period described in Section 5 hereof.

(b)                Purchase Option Closing. On the date specified by Subordinated Creditor in the Purchase Notice, which shall not be less than ten (10) days after the receipt of the Purchase Notice by the Senior Lender (the “Pre-Closing Period”), Senior Secured Parties shall sell to Subordinated Creditor all of the Senior Debt (including any unfunded commitments). Notwithstanding anything in this Section 19 to the contrary, none of Senior Lender or the other Senior Secured Parties shall be precluded from (i) the exercise of any rights or remedies as a secured creditor or from seeking to obtain payment directly from any account debtor of any Obligor or the exercise of dominion and control over cash collateral, accounts, instruments, chattel paper, letters of credit, deposit accounts, securities accounts, payment intangibles and supporting obligations (as those terms are defined in the Uniform Commercial Code) with respect to any

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Senior Debt at any time (including during the Exercise Period or the Pre-Closing Period); provided that Senior Lender shall not, without the consent of the Subordinated Creditor, exercise any additional rights and remedies during the Pre-Closing Period other than any demand that account debtors remit such accounts directly to Senior Lender for application to the Senior Debt or the filing of motions and other documents in any Proceeding or the pursuing of other rights and remedies that, in the sole discretion of Senior Lender, are necessary to prevent the loss or impairment of such rights or the diminution of the value or collectability of the Senior Debt or Collateral for such debt during such Pre-Closing Period or (ii) selling or otherwise disposing of the Senior Debt to any other person in accordance with the terms of the Senior Documents, provided that such third party agrees to be bound by this Agreement as to any sale occurring prior to the expiration of the Exercise Period. For the purposes of any Hedging Obligations or associated swaps or agreements, Senior Lender and the other Senior Secured Parties may deem the giving of any Purchase Notice as a Default or Event of Default under the Senior Documents, and any swaps or other agreements governing Hedging Obligations. If the Subordinated Creditor fails to close on its purchase on or before the date specified in the Purchase Notice and this Section 19, subject to the penultimate sentence of Section 19(a) above, all rights of the Subordinated Creditor under this Section 19 shall terminate.

(c)                Purchase Price. Such purchase and sale shall be made by execution and delivery by Subordinated Creditor, of an Assignment Agreement in form and substance reasonably satisfactory to Senior Lender. Upon the date of such purchase and sale, Subordinated Creditor, shall (i) pay to Senior Secured Parties as the purchase price therefor the full amount of all the Senior Debt then outstanding and unpaid (including principal, interest, fees, LIBOR breakage or similar breakage amounts, and all actual out-of-pocket costs and expenses (including reasonable legal fees and expenses) actually incurred by Senior Lender in enforcing the terms of the Senior Credit Documents), (ii) furnish cash collateral to Senior Lender with respect to any outstanding Letter of Credit Obligations in such amounts as are required under the Senior Documents, (iii) cash collateralize any Hedging Obligations that have not been terminated in a manner satisfactory to the applicable counterparties, (iv) agree to reimburse (or if required by Senior Lender, back by standby letters of credit or cash collateral in a manner satisfactory to Senior Lender) Senior Lender and Senior Secured Parties for any actual out-of-pocket loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any actual out-of-pocket commissions, fees, costs or expenses related to any issued and outstanding Letter of Credit Obligations under the Senior Documents and Hedging Obligations as described above and any checks or other payments provisionally credited to the Senior Debt, and/or as to which Senior Lender and/or any Senior Secured Party has not yet received final payment, (v) [reserved], and (vi) use commercially reasonable efforts to obtain a customary release of Senior Lender and the Senior Secured Parties by all Obligors that are then parties to the Senior Documents of and from any further obligations under the Senior Documents and the release by the Subordinated Creditor, as applicable, of Senior Lender and the Senior Secured Parties of any further obligations under this Agreement. Such purchase price and cash collateral shall be remitted by wire transfer of immediately available funds to such bank account of Senior Lender as Senior Lender may designate in writing to Subordinated Creditor, as applicable, for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Subordinated Creditor, as applicable, to the bank account designated by Senior Lender are received in such bank account prior to 3:00 p.m. Eastern time and interest shall be calculated to and including such Business Day if the amounts so paid by Subordinated Creditor, as applicable, to the bank account designated by Senior Lender are received in such bank account later than 3:00 p.m. Eastern time.

(d)                Nature of Sale. Such purchase of the Senior Debt shall be (i) made pursuant to agreements, documents and instruments reasonably satisfactory in form and substance to Senior Lender and the other Senior Secured Parties and the applicable purchaser of the Senior Debt (including the releases and indemnities referred to in Section 19(c)), and (ii) expressly made without any representation or

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warranty of any kind by Senior Lender or Senior Secured Parties as to the Senior Debt or otherwise and without recourse to Senior Lender or Senior Secured Parties, except for representations and warranties as to the following: (A) the notional amount of the Senior Debt being purchased (including as to the principal of and accrued and unpaid interest on such Senior Debt, and fees and expenses in respect thereof, and all other amounts required to be paid in connection with the purchase of the Senior Debt), (B) that Senior Secured Parties own the Senior Debt free and clear of any liens, and (C) Senior Secured Parties have the full right and power to assign the Senior Debt and such assignment has been duly authorized by all necessary action by Senior Lender and Senior Secured Parties. Upon the consummation of the purchase option described in this Section 19, all commitments on the part of Senior Lender and Senior Secured Parties to fund loans or provide letters of credit under the Senior Credit Agreement shall be terminated and extinguished. Subordinated Creditor shall have no claim against Senior Lender or any Senior Secured Party for any remedies or actions taken by Senior Lender and Senior Secured Parties with respect to the Senior Debt or any Collateral securing such Senior Debt following the consummation of the purchase option described in this Section 19.

20.               Miscellaneous. Subordinated Creditor represents and warrants that all Subordinated Debt is owing only to, and is solely owned directly and beneficially by, Subordinated Creditor free and clear of all Liens, and that Subordinated Creditor has not previously assigned any interest in any Subordinated Debt. This Agreement may be changed, modified or waived only by a writing signed by Subordinated Creditor and Senior Lender, and the Obligors to the extent bound thereby. All notices to be given under this Agreement must be in writing and shall be effective only when given at the addresses and to the attention of the Persons stated on the Address Schedule attached hereto, or at such other address or to the attention of such other Person as the recipient has designated after the date hereof in writing to the sending party. No party is obligated to give any other party any notices under this Agreement except as expressly set forth herein. Any communication or notice so addressed and mailed shall be deemed to be given (a) three (3) Business Days after deposit in the United States mails, with proper postage prepaid, (b) when sent after receipt of confirmation or answerback if sent by telecopy, or other similar facsimile transmission, (c) one (1) Business Day after deposited with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. This Agreement may be executed and accepted in any number of counterparts, each of which shall be an original with the same effect as if the signatures were on the same instrument. The delivery of a copy of an executed counterpart of the signature page to this Agreement by telecopier or other electronic means (including by email) shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof that otherwise are lawful and valid shall remain in full force and effect. The provisions of this Agreement shall govern and control in the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any Subordinated Debt Document or any other agreement, instrument or document to which Subordinated Creditor and any one or more of the Obligors is a party. The section headings of this Agreement are for convenience only and shall have no legal effect.

[Signatures appear on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor and Subordination Agreement as of the day and year first above written.

Senior Lender:

CCUR Holdings, Inc., a Delaware corporation, in its capacity as Senior Lender

By:	/s/ Igor Volshteyn
Name: Igor Volshteyn
Title: CEO

[Intercreditor and Subordination Agreement]

SUBORDINATED CREDITOR:

ACP Financing VII LLC, a Texas limited liability
company, in its capacity as Subordinated Creditor

BY: Horizon Capital LLC, a Texas limited liability
company

By:	/s/ William F. Pettinati, Jr.
Name: William F. Pettinati, Jr.
Title: Manager

[Intercreditor and Subordination Agreement]

Acknowledgment And Agreement

Each of the undersigned hereby accepts and acknowledges receipt of a copy of the foregoing Intercreditor and Subordination Agreement and consents to and agrees to be bound by all provisions thereof, including, without limitation, the agreements among Senior Lender and Subordinated Creditor with respect to the payment by each to the other of certain proceeds derived from the liquidation of the Collateral. Each of the undersigned further acknowledges and agrees that the Intercreditor and Subordination Agreement may be modified or amended at any time or times without notice to or the consent of the undersigned except to the extent the Obligors are bound thereby, in which case Obligors’ approval must be given to such modification or amendment (which approval shall not be unreasonably conditioned, delayed or withheld). Each of the undersigned hereby represents and warrants that it has full power and authority to make and perform this Agreement.

Capitalized terms used in this Acknowledgment and Agreement without definition have the meanings specified in the foregoing Intercreditor and Subordination Agreement unless the context otherwise requires.

As of December 18, 2023.

[Signature page follows]

OBLIGORS:

IM Telecom, LLC, an Oklahoma limited liability company

By:	/s/ Chuck Griffin
Name: Charles D. Griffin
Title: President

KonaTel Inc,
a Delaware corporation

By:	/s/ Chuck Griffin
Name: Charles D. Griffin
Title: President

[Intercreditor and Subordination Agreement]

ADDRESS SCHEDULE

If to Senior Lender, at:

with a copy to (which shall not constitute notice):

If to Subordinated Creditor, at:

ACP Financing VII, LLC

106 Cartwheel Bend

Austin, TX. 78738

ATTN: William Pettinati

with a copy to (which shall not constitute notice):

Kelly Drye & Warren LLP

333 West Wacker Drive, 26th Floor

Chicago, Illinois 60606

Attention: Tim Lavender

Telecopy: (312) 857-7095